Exhibit 3.57

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select one)
	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	☒Yes	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
“Requires an additional fee of $100”
www.state.oh.us/sos		☐No	PO Box 670
e-mail: busserv@sos.state.oh.us			Columbus, OH 43216

INITIAL ARTICLES  OF INCORPORATION

(For Domestic Profit or Non-Profit )

Filling Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE(1) BOX)

(1) ☒Articles of Incorporation Profit	(2) ☐Articles of Incorporation Non-Profit	(3) ☐Articles of Incorporation Professional (170-ARP)
(113-ARF)	(114-ARN)	Profession
ORC 1701	ORC 1702	ORC 1785

Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation	Buckeye Title Loans,Inc.

SECOND:	Location	Dublin	Franklin
		(City)	(Country)

Effective Date (Optional)			Date specified can be no more than 90 days after date of filling. If a date is specified,
		(mm/dd/yyyy)	the date must be a date on or after the date of filing.

☒ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.
THIRD:	Purpose for which corporation is formed

The purpose of said corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code.

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporations is authorized to have outstanding (Please state if shares are common or
preferred and their par value if any)	1,500	Common	No par value
	(No. of Shares)	(Type)	(Par Value)
(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH: The following  are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated (signed) by an authorized representative		Mercury Agent Company	November 9, 2005
		Authorized Representative	Date

(See Instructions)		Mercury Agent Company, an Ohio corporation

	By:	/s/ Adele Camper
Adele Camper, Secretary

		Authorized Representative	Date

Print Name

		Authorized Representative	Date

Print Name

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of Buckeye Title Loans, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Mercury Agent Company
(Name) 250 West Street, Suite 700
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
Columbus, Ohio 43215
(City) (Zip Code)

Must be authenticated by an
authorized representative	Mercury Agent Company		November 9, 2005
	Authorized Representative		Date

Mercury Agent Company, an Ohio corporation

	By:	/s/ Adele Camper
Adele Camper, Secretary

	Authorized Representative		Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, Adele Camper, Secretary of Mercury Agent Company, named herein as the Statutory agent for, Buckeye Title Loans, Inc. , hereby acknowledges and accepts the appointment of statutory agent for said entity.

	Signature:	/s/ Adele Camper
Adele Camper, Secretary

SIXTH:                                                        The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

SEVENTH:                                      The Board of Directors is hereby authorized to fix and determine whether any surplus, and, if any, what part of the surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply surplus, or any part thereof, or such part of the stated capital of the corporation as is permitted under the provisions of Section 1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereafter enacted, at any time, or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

EIGHTH:                                                No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into, any contract or other transaction to which the corporation is or may be a party. No contract or other transaction to which the corporation is or may be a party shall be void or voidable for the reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the Board of Directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm’s length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction.

NINTH:                                                      The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted shall not apply to the corporation. The corporation shall, to the fullest extent not prohibited by any provision of applicable law other than Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the corporation, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of the corporation or, at the direction or request of the corporation, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

The corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the corporation, and the corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

Notwithstanding anything to the contrary in these Articles of Incorporation, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

TENTH:                                                    Notwithstanding any provisions of the Ohio Revised Code, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class of shares thereof.

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